Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261366 on Form F-1 of our report dated April 29, 2022, relating to the financial statements of Procaps Group S.A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche Ltda.

Bogota, Colombia
May 3, 2022